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                                                                  Exhibit (j)(1)


INDEPENDENT AUDITORS' CONSENT

E*TRADE Funds:


We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 811-09093 on Form N-1A of our report dated February 14, 2002 appearing in the Annual Report of the funds comprising the E*TRADE Funds as of and for the year ended December 31, 2001 and to the reference to us under the headings "Financial Highlights" in the Prospectuses, which are part of this Registration Statement, and under the heading "Independent Accountants" in the Statement of Additional Information, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
Los Angeles, California

April 29, 2002